EXHIBIT (n)(2)


                      CONSENT OF INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" in the Prospectus, which is incorporated by reference, and to the use of our report, dated January 19, 2001, included in this Prospectus, as of October 31, 2001, of Excelsior Venture Partners III, LLC.

                                       ERNST & YOUNG LLP

New York, New York
March 14, 2001